EXHIBIT 99.1

YERBA OREGON, LLC

Financial Statements and

Independent Accountants’ Report

December 31, 2017 and 2016

YERBA OREGON, LLC

December 31, 2017 and 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Yerba Oregon, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Yerba Oregon, LLC (the Company) as of December 31, 2017 and 2016, and the related statements of operations, statement of changes in member’s equity, and cash flows for the years ended 2017 and 2016, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully explained in Note 1, the Company engages in the production and sale of cannabis and related products, an activity that is illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the “ACT”). This fact raises substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

L. J SOLDINGER ASSOCIATES, LLC

/s/ L J SOLDINGER ASSOCIATES, LLC

Deer Park, Illinois

December 10, 2018

We have served as the Company’s auditor since 2018.

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YERBA OREGON, LLC

Balance Sheets

December 31, 2017 and 2016

	2017	2016

ASSETS
CURRENT ASSETS:
Cash	$338,857	$64,518
Receivables	171,153	4,905
Prepaid expenses	30,770	65,757
Inventory	747,012	555,900
Total current assets	1,287,792	691,080

Property, plant and equipment, net	1,272,708	1,298,605
Intangible assets, net	35,000	35,000
Other assets	22,500	28,947
TOTAL ASSETS	$2,618,000	$2,053,632

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$109,845	$107,076
Accrued interest – related party	117,020	63,118
Short term notes payable – related party	515,585	804,155
Deferred revenue	9,600	-
Current portion of notes payable	5,299	-
Total current liabilities	757,349	974,349

Long term liabilities
Notes payable, less current portion	20,716	-
TOTAL LIABILITIES	778,065	974,349

Commitments and contingencies	-	-

Members’ equity
Total members’ equity	1,839,935	1,079,283
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$2,618,000	$2,053,632

The accompanying notes are an integral part of these audited financial statements.

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YERBA OREGON, LLC

Statements of Operations

Years ended December 31, 2017 and 2016

	2017	2016

Revenues	$3,888,012	$687,857
Cost of revenues	1,999,175	479,593
Gross profit	1,888,837	208,264

Operating expenses
General and administrative	643,441	502,329
Sales and marketing	97,756	71,556
Professional fees	50,851	51,049
Depreciation, amortization and impairment	281,137	159,258
Total operating expenses	1,073,185	784,192

Income (Loss) from operations	815,652	(575,928)

Interest expense – related party	(53,902)	(53,495)

Income (loss) before income tax	761,750	(629,423)
Income tax	(1,098)	-
Net income (loss)	$760,652	$(629,423)

The accompanying notes are an integral part of these audited financial statements.

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YERBA OREGON, LLC

Statements of Changes in Members’ Equity

Years ended December 31, 2017 and 2016

Members’ Equity(Deficit)
Balance, December 31, 2015	$(171,294)
Capital contributions	1,880,000
Net income (loss)	(629,423)
Balance, December 31, 2016	1,079,283
Net income (loss)	760,652
Balance, December 31, 2017	$1,839,935

The accompanying notes are an integral part of these audited financial statements.

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YERBA OREGON, LLC

Statements of Cash Flows

Years ended December 31, 2017 and 2016

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$760,652	$(629,423)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	281,137	159,258
Changes in operating assets and liabilities:
Receivables	(166,248)	(4,905)
Prepaid expenses	43,108	(63,257)
Inventory	(191,112)	(555,900)
Other assets	(1,675)	(6,447)
Accounts payable and accrued liabilities	2,770	92,736
Accrued interest, related party	53,902	53,495
Deferred revenue	9,600	-
Net cash provided by (used in) operating activities	792,134	(954,443)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	(226,335)	(556,891)
Net cash used in investing activities	(226,335)	(556,891)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable – related party	(303,570)	-
Proceeds from short term notes payable, related party	15,000	555,646
Payments on notes payable	(2,890)	-
Proceeds from capital contributions	-	880,000
Net cash (used in) provided by financing activities	(291,460)	1,435,646

Net increase (decrease) in cash	274,339	(75,688)
Cash at beginning of period	64,518	140,206
Cash at the end of the period	$338,857	$64,518

Supplemental Disclosure of Cash Flows Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash Investing and Financing Activities:
Advances from related party reclassified to capital contribution	$-	$1,000,000
Financed equipment purchase	$28,905	$-

The accompanying notes are an integral part of these audited financial statements.

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YERBA OREGON, LLC

NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business

Yerba Oregon, LLC (the Company) was formed in the state of Oregon on February 13, 2015 with a perpetual existence. The Company’s initial principal business to supply marijuana product to the medical market. When Oregon legalized recreational marijuana, the Company applied for and was granted a marijuana producer license in April 2016 and its license to supply medical marijuana was returned to the state per state regulations. The Company is a wholesale producer of recreational marijuana flower, by-product and pre-roll product in the state of Oregon.

The Company operates using the name “Yerba Buena a Fine Cannabis Company” and registered the name as an Assumed Name in the state of Oregon in January 2016.

Going Concern

These audited financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. While the recreational use of cannabis is legal under the laws of the state of Oregon, where the Company is both domiciled and operates from, the use and possession of cannabis is illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the “ACT”). Cannabis is currently included under Schedule 1 of the Act, making it illegal to cultivate, sell or otherwise possess in the United States.

On January 4, 2018 the office of the Attorney General published a memo regarding cannabis enforcement that rescinds directives promulgated under former President Obama that eased federal enforcement. In a January 8, 2018 memo, Jefferson B. Sessions, then Attorney General of the United States, indicated enforcement decisions will be left up to the U.S. Attorney’s in their respective states, clearly indicating that the burden is with “federal prosecutors deciding which cases to prosecute by weighing all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of federal prosecution, and the cumulative impact of particular crimes on the community.” Subsequently, in April 2018, President Trump promised to support congressional efforts to protect states that have legalized the cultivation, sale and possession of cannabis, however, a bill has not yet been finalized in order to implement legislation that would, in effect, make clear the federal government cannot interfere with states that have voted to legalize cannabis.

These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Should the United States Federal Government choose to begin enforcement of the provisions under the Act, the Company and its owners could be prosecuted under the Act and the Company may have to immediately cease operations and/or be liquidated.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might result from this uncertainty.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The audited financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”).

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YERBA OREGON, LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (continued)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The significant estimates include, but are not limited to, assumptions used in inventory valuation and useful life of fixed assets.

Cash and Cash Equivalents

For financial accounting purposes, cash and cash equivalents are considered to be all highly liquid investments with a maturity of three (3) months or less at the time of purchase.

Accounts Receivables and Concentration of Credit Risk

Receivables consist primarily of amounts due to the Company from its normal business activities. An allowance for doubtful accounts is to reflect the expected collectability of receivable based on past collection history, evaluation of economic conditions as they may impact our customers, and specific risks identified in the portfolio. The Company determines the past due status of trade receivables based on our terms with each customer. Account balances are charged off against the allowance for doubtful accounts when collection efforts have been exhausted and the account receivable is deemed worthless. Any subsequent recoveries of charged off account balances are recorded as income in the period received. As of December 31, 2017, and 2016, the Company has determined that an allowance for doubtful accounts was not warranted.

As of December 31, 2017, we had 2 customers who comprised 10% or more of our accounts receivable and their combined accounts receivable totaled approximately $100,600. For December 31, 2016 we had one customer who comprised 99% of our accounts receivable.

For the year ended December 31, 2017 we had no customers with sales in excess of 10% of our revenue. For the year ended December 31, 2016 we had one customer with sales in excess of 10% of our revenue who represented approximately 13% of total revenue.

For the year ended December 31, 2017 and 2016 the Company had cash deposits in excess of the National Credit Union Share Insurance Fund (NCUSIF) insured limits of $90,204 and $0 respectively.

Fair Value of Financial Instruments

The carrying amounts of our financial instruments, including accounts receivable and accounts payable are carried at cost, which approximates their fair value due to their short-term maturities.

The Company follows the fair value measurement rules, which provides guidance on the use of fair value in accounting and disclosure for assets and liabilities when such accounting and disclosure is called for by other accounting literature. These rules establish a fair value hierarchy for inputs to be used to measure fair value of financial assets and liabilities. This hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1 (highest priority), Level 2, and Level 3 (lowest priority).

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YERBA OREGON, LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (cont’d):

Level 1— Quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the balance sheet date.

Level 2— Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data.

Level 3— Inputs are unobservable and reflect the Company’s assumptions as to what market participants would use in pricing the asset or liability. The Company develops these inputs based on the best available information.

Inventory

Inventories consisted of finished goods and work-in-progress. Finished goods consists of flower product, by-product from the flower product and pre-roll product ready for sale. Work-in-process consists of live plant in various stages of development, harvested product waiting for processing and product being processed to products for sales, finished goods. Inventory is valued using the specific identification method at the lower of cost consisting of direct costs, overhead and estimated shrinkage occurring during the inventory process of finished goods or net realizable value of inventory categories.

Vendor Concentration

The Company does not have any purchases from any one vendor comprising more that 10% of total purchases for 2017 and 2016. The Company does not believe it is substantially dependent upon nor exposed to any significant concentration risk related to purchases from any single vendor.

Concentration risk

The recreational use of cannabis is legal under the laws of the state of Oregon as well as 9 other states in the U.S. Licenses for the sale of recreational cannabis limits sales to within the state in which the license is issued. The use and possession of cannabis continues to be illegal under United States Federal law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the “ACT”). As a result of these and other limitations imposed on the Company’s business operations relative to its licensed area of operations, the Company may be substantially exposed to additional operational risks which may occur in the event there are adverse changes to State policy, Federal policy, tax laws, or over expansion of the cannabis market within the State, resulting in an inability to effectively monetize products and carry out profitable operations.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Expenditures that materially extend the useful life of an asset are capitalized. Repairs and maintenance are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of assets of generally seven years. Assets are depreciated starting at the time they are placed into service.

Leasehold improvements are amortized over the shorter of the lease term (including reasonably assured renewal periods) which range from three to six years or their estimated useful life.

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YERBA OREGON, LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (continued)

Intangible assets

Intangible assets are evaluated to determine their estimated useful life or if an indefinite life asset is present. For assets with an estimated useful life are amortized using a straight-line method over their useful life. Intangibles are evaluated annually for impairment each December 31 of each year. The Company has evaluated its intangibles for impairment and determined that no impairment was necessary as of December 31, 2017.

Intangible asset is comprised of the Company’s domain name – “www.yerbabuena.com”.

Impairment of long-lived assets

The Company evaluates the carry value of its long-lived assets and infinite-lived intangibles for events or changes in circumstances indicate the carrying amounts may not be recoverable. If such indicators are present, the Company assesses the recoverability of affected assets by determining whether the carrying value of such assets is less than the sum of the undiscounted future cash flows of the assets. If such assets are found not to be recoverable, the Company measures the amount of such impairment by comparing the carrying value of the assets to the fair value of the assets, with the fair value generally determined based on the present value of the expected future cash flows associated with the assets. No impairment has been recorded for the periods ended December 31, 2017 and 2016.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. Revenue is recognized when all the following criteria have been met:

i)	persuasive evidence of an arrangement exists;
ii)	delivery has occurred, or services have been rendered;
iii)	the sales price is fixed or determinable; and
iv)	collectability is reasonably assured.

Sales Discounts

The Company classifies discounts given to customers for product purchased as a reduction to sales revenues.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $35,493 and $33,416 for the fiscal years ended December 31, 2017 and 2016, respectively.

Research and Development

Research and development (“R&D”) costs are charged to expense as incurred and are included in general and administrative costs in the accompanying statement of operations. R&D expenses were $27,512 and $43,350 for the years ended December 31, 2017 and 2016 respectively.

Recent accounting pronouncements

In May 2014, the FASB issued “Revenue from Contracts with Customers, as amended.” The standard is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The accounting guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgements and changes in judgements and assets recognized from costs incurred to obtain or fulfill a contract. In July 2015, the FASB approved a one-year delay in the effective date. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements.

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YERBA OREGON, LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (continued)

Recent accounting pronouncements (cont’d)

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments”. This standard clarifies the presentation of certain specific cash flow issues in the Statement of cash flows. The standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements. As an emerging growth company, the Company expects to adopt this standard in fiscal 2019.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash”. This standard requires entities to show the changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows and no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. This standard is effective for companies who are SEC filers for fiscal years beginning after December 15, 2017, including interim periods within those years, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements. As an emerging growth company, the Company expects to adopt this standard in fiscal 2019.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. This standard changed the definition of a business to help entities determine whether a set of transferred assets and activities is a business. This standard is effective for companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, with early adoption permitted. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements. As an emerging growth company, the Company expects to adopt this standard in fiscal 2019.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). This standard eliminates Step 2 from the goodwill impairment test. Instead, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to the reporting unit. ASU 2017-04 is effective for the Company beginning January 1, 2020. The adoption is not expected to have a material impact on the consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09, “Stock Compensation (Topic 718): Scope of Modification Accounting”. This standard clarifies when changes to the terms or conditions of a share-based payment award must be accounted for as a modification, with entities applying the modification accounting guidance if the value, vesting conditions or classification of the award changes. In addition to all disclosures about modifications that are required under the current guidance, entities will be also required to disclose that compensation expense has not changed if applicable. This standard is effective for companies who are SEC filers for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted, including any interim period for which financial statements have not yet been issued or made available for issuance. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements. As an emerging growth company, the Company expects to adopt this standard in fiscal 2019.

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YERBA OREGON, LLC

NOTES TO FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies (continued)

Recent accounting pronouncements (cont’d)

ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”), is mandatorily effective for the Company in the first quarter of its next fiscal year, which begins on January 1, 2019. This ASC topic outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most existing revenue recognition guidance under U.S. GAAP. The core principle of the guidance is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. Topic 606 also requires enhanced disclosures about the nature, amount, timing, and uncertainty of revenues and cash flows arising from contracts with customers. The Company has the option of adopting Topic 606 using either 1) a full retrospective approach, in which comparative periods presented would be adjusted to reflect the provisions of Topic 606, or 2) a modified retrospective approach, in which the cumulative effect of applying the new standards to open contracts as of January 1, 2019 would be recognized as a cumulative effect adjustment. The Company is currently reviewing the impact of Topic 606 and this guidance is not expected to have a significant impact on the Company’s consolidated financial statements.

Income taxes

The Company is a Limited Liability Company taxed as a Partnership under the Internal Revenue Code of the United States. Accordingly, for all periods presented, all earnings and loss passes through to the members’ personal income tax returns.

We record state level excise taxes as “income taxes” for financial statement reporting purposes. For the years ended December 31, 2017 and 2016 the company recorded $1,098 and $0 respectively.

Note 3 – Inventory

The following is a breakdown of inventory as at December 31, 2017 and 2016:

	As of December 31,
	2017	2016
Finished goods	543,983	183,098
Work-in-progress	203,029	372,802
	$747,012	$555,900

Note 4 – Property and Equipment, Net

Property and equipment consisted of the following as of December 31, 2017 and 2016:

	December 31,
	2017	2016
Vehicle or transport equipment	85,134	42,429
Machinery and equipment	1,026,226	911,297
Office equipment and tools	27,118	27,118
Leaseholder improvement	596,720	499,114
	1,735,198	1,479,958
Less accumulated depreciation and amortization	(462,490)	(181,353)
Property and equipment, net	$1,272,708	$1,298,605

Depreciation and amortization expense amounted to $281,137 and $159,258 for the years ended December 31, 2017 and 2016, respectively.

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YERBA OREGON, LLC

NOTES TO FINANCIAL STATEMENTS

Note 5 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities at December 31, 2017 and 2016 consist of the following:

	December 31,
	2017	2016
Customer deposits	$-	$7,250
Accrued compensation and related taxes	60,261	12,526
Accrued expenses	49,584	87,300
	$109,845	$107,076

Note 6 – Note Payable

Notes payable consisted of the following as of December 31, 2017 and 2016:

	December 31,
	2017	2016
Notes payable	$26,015	$-
Less: current portion	(5,299)	-
Debt, long term	$20,716	$-

In 2017, the Company financed the purchase of a tractor valued at $28,905. The financing provided by the vendor was 0% interest for 60 months with monthly payments under the note of $481. The Company chose not to record a discount when applying a fair value interest rate as the amount is immaterial.

Debt maturities as of December 31, 2017 are as follows:

2018	$5,299
2019	5,781
2020	5,781
2012	5,781
2022	3,373
Total	$26,015

Note 7 – Related Party Transactions

During the year ended December 31, 2015 the Company entered into various note agreements for total of $254,155 with a Member of the Company. The loans bear interest at a rate of 8% per annum and are due two years from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

During the year ended December 31, 2016 the Company entered into various additional note agreements for a total of $550,000 with the same Member of the Company. The loans bear interest at a rate of 8% per annum are due one year from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

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YERBA OREGON, LLC

NOTES TO FINANCIAL STATEMENTS

Note 7 – Related Party Transactions (continued)

During the year ended December 31, 2017 the Company entered into an additional note agreement for total of $15,000 from the same Member of the Company. The loans bear interest at a rate of 8% per annum are due one year from the date of execution. In the event of default, the unpaid principal balance will become immediately due and payable at the option of the holder, and the amount shall accrue interest at the rate of twelve (12) percent per annum or the highest rate permitted by law, whichever is less.

In the year ended December 31, 2017, the Company made repayments of $303,570 on these notes. As of December 31, 2017, and 2016 the Company had a balance of short-term notes payable to a Member totaling $515,585 and $804,155 respectively.

Note 8– Commitments and Contingencies

On January 1, 2016, the Company entered into a sublease with Laurel Road Properties LLC, which is owned by two members of the Company. The initial term of the lease was 18 months, commencing on January 1, 2016. The initial base rent was $5,000/month, increasing to $7,000/month from February 1, 2016 to June 30, 2016, and thereafter increasing to $7,500/month for the remaining term of the lease. In addition to this rent, there is a $7,500 security deposit and prepaid rents of $15,000 which were to be applied to the final two month’s rent in the final year of the lease. The lease provides for an option to renew for three (3) additional 1-year terms on three months prior written notice, with the first extension year rent at $8,000/month, the second-year extension rent at $8,240/month, and the third extension year rent at $8,488/month. The Company has exercised its right to renew for the first one-year term during fiscal 2017.

The Company has no future commitments under non-cancellable operating leases with terms longer than one year.

As noted earlier in Note 1, the Company engages in a business that constitutes an illegal act under the laws of the United States Federal Government. This raises several possible issues which may impact the Company’s overall operations, not the least of which are related to traditional banking and other key operational risks. Since cannabis remains illegal on the federal level, and most traditional banks are federally insured, those financial institutions will not service cannabis businesses. In states where medical or recreational marijuana is legal, dispensary owners, manufacturers, and anybody who “touches the plant”, continue to face a host of operational hurdles, including a reluctance by traditional banks to do business with them. Aside from a huge inconvenience and the need to find creative ways to manage financial flow, payroll logistics, and payment of taxes, this also poses tremendous risks to controls as a result of operating a lucrative business in cash. This lack of access to traditional banking may inhibit industry growth.

Despite the uncertainties surrounding the Federal government’s position on legalized marijuana, the Company does not believe these risks will have a substantive impact on its planned operations in the near term.

Note 9 – Membership Interest

One of the Company’s members contributed $430,431 in July 2015, the Company also received a total of $1,000,000 of advances in 2015 from two members, which were reclassified to Capital contributions in 2016. In 2016 the Company received $880,000 in cash contributions from several members.

Each member can vote based on their membership interest as a percentage of the total membership interest. A member can voluntarily withdraw from the Company; however, they can be held liable for breach of the Company’s operating agreement and for any damages arising from the withdrawal and will not be entitled to any distributions from the Company as a result of the withdrawal. Each member is subject to future capital contributions, which are determined by the managers of the Company, and if the member does not meet the capital call they will be considered in default until the contribution is made in the future. The defaulting member will not be allowed to vote on any issues or participate in any membership meetings until the default is cured.

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YERBA OREGON, LLC

NOTES TO FINANCIAL STATEMENTS

Note 9 – Membership Interest (continued)

Profits are allocated to each member in an amount up to, but not exceeding, the aggregate amount of losses previously allocated to that member, with any additional profit and losses allocated to the members based on their ownership as a percentage of total ownership.

Note 10 – Subsequent events

During 2018 a member has made various loans to the Company totaling $219,000 bearing annual interest of 8%.

As discussed more fully above in Note 8, the Company has exercised an option for a one-year renewal for its facility lease that expires in June 2019. Another option to renewal for one additional year through June 2020 is available under its lease. The Company has not yet decided if it will exercise its final option to renew its lease for one additional year.

On October 8, 2018 the Company entered into an Asset Purchase Agreement with Stem Holdings Inc. (“Stem”). Under the terms of the agreement, Stem will acquire from the Company all the assets comprising the Company’s business and assume the related liabilities. The consideration to be paid by Stem includes: (i) $350,000 in cash payable on closing; (ii) a $400,000 non-negotiable promissory note (iii) $3.86 million in common shares of Stem to be issued in two tranches, with $1.58 million to be issued on closing at the then prevailing market price and $2.28 million to be issued in June 2019 at the then prevailing market price. Closing of the transaction is expected to occur in January 2019 and is subject to regulatory approvals.

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